CONTACT:

Rodney B. Harrison	Van Negris / Lexi Terrero
Morton Industrial Group, Inc.	Van Negris & Company, Inc.
(309) 263-3300	(212) 396-0606 — info@vnegris.com

FOR IMMEDIATE RELEASE

MORTON INDUSTRIAL GROUP, INC. COMPLETES SALE OF
MCP, LLC PLASTICS FACILITIES TO WILBERT, INC.;

MANAGEMENT TEAM
TO FOCUS ENTIRELY ON REMAINING PROFITABLE BUSINESSES;

RODNEY B. HARRISON APPOINTED VICE PRESIDENT OF FINANCE

MORTON, IL — FEBRUARY 3, 2003 — Morton Industrial Group, Inc. (OTC: MGRP) (“Morton” or the “Company”), a leading supplier of highly engineered components to large industrial original equipment manufacturers (OEMs), today announced the completion of the sale of Morton Custom Plastics, LLC (“MCP, LLC”), a Limited Liability Corporation (LLC), formerly managed by Morton Industrial Group, Inc., to Wilbert, Inc. (“Wilbert”) based in Chicago, Illinois. The transaction was finalized on December 24, 2002 and included plastics facilities in Lebanon, Kentucky; St. Matthews, South Carolina; and Harrisburg and Concord, North Carolina.

William D. Morton, Chairman and Chief Executive Officer of Morton Industrial Group, Inc. said, “The sale of our MCP, LLC plastics manufacturing facility to Wilbert has significantly improved the financial condition of our Company and will allow our reconfigured management team to focus entirely on our remaining profitable businesses. Morton Metalcraft Co.’s five operating facilities and our Morton Custom Plastics facility in West Des Moines, Iowa, produced solid operating income during 2002. Those results were achieved in the face of continued challenging economic conditions and a protracted downturn in our contract manufacturing industry.”

The Company also announced changes in the structure of its senior executive leadership. Rodney B. Harrison, currently Director of Finance for Morton Industrial Group, Inc., has been appointed Vice President of Finance.  He succeeds Thomas D. Lauerman who has accepted a similar job in a related industry.  Robert J. Janeczko, President of Morton Metalcraft Co., has elected to retire. His responsibilities will be assumed by William D. Morton, currently Chairman of Morton Industrial Group, Inc.  Both Mr. Lauerman and Dr. Janeczko will serve as consultants to the Company.

The Company’s new Vice President of Finance, Rodney B. Harrison, 51, has over 30 years of experience in finance.  In 1998, he joined the Company as Director of Finance.   Previously, Mr. Harrison was Chief Financial Officer of ROHN Division of UNR Industries, a Partner at McGladrey & Pullen, and a member of the audit staff at Arthur Young & Company. He holds a B.S. in Accounting, is a Certified Public Accountant — CPA, and a Certified Management Accountant - CMA.

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Morton Industrial Group, Inc.

February 3, 2003

Page Two

Mr. Morton continued:  “We are confident in the experience and leadership Rod Harrison will bring to his new position as Vice President of Finance for Morton Industrial Group.  Additionally, we wish to acknowledge the exceptional contributions of Tom Lauerman and Bob Janeczko to Morton Industrial Group, Inc. We have been fortunate to enjoy their services during their respective tenures with our Company and are proud to have had them part of our management team. All of us at Morton Industrial Group, Inc. wish Tom and Bob well in their new endeavors.”

About Morton Industrial Group, Inc.

Morton Industrial Group, Inc., operates Morton Metalcraft Co.’s five contract metal fabrication plants in Morton, Illinois; Apex and Welcome, North Carolina; and Honea Path, South Carolina, and its Morton Custom Plastics facility in West Des Moines, Iowa.  It employs approximately 1,200 associates serving the commercial, construction and agricultural industries. Morton’s principal customers include Arctic Cat, Caterpillar Inc., Deere & Company, Hallmark, Inc. and Federal Signal.

“Safe Harbor” Statement Under The Private Securities Reform Litigation Act of 1995: This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements containing words “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects,” and similar words.  The forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward looking statements.  Such factors include, among others, the following: the loss of certain significant customers; the cyclicality of our construction and agricultural sales; risks associated with our acquisition strategy; general economic and business conditions, both nationally and in the markets in which we operate or will operate; competition; and other factors referenced in the Company’s reports and registration statements filed with the Securities and Exchange Commission.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward looking statements.  The forward looking statements contained herein speak only of the Company’s expectation as of the date of this press release.  We disclaim any obligations to update any such factors or publicly announce the result of any revisions to any of the forward looking statements contained herein to reflect future events or developments.

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